Ultimus Managers Trust
Ryan Labs Core Bond Fund

225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

WRITTEN CONSENT SOLICITATION OF SHAREHOLDERS
IN LIEU OF MEETING

[MARCH __], 2015

TABLE OF CONTENTS

Letter from the President
Important Information to Help You Understand the Proposal
Written Consent of Shareholders in Lieu of Meeting
Outstanding Shares
Additional Information on the Operation of the Fund
Other Matters
Exhibit A: Form of New Investment Advisory Agreement by and between the Trust, on behalf of Ryan Labs Core Bond Fund, and Ryan Labs Asset Management, Inc.
Exhibit B: Written Consent

Ultimus Managers Trust
Ryan Labs Core Bond Fund

March [__], 2015

Dear Shareholder:

Ryan Labs, Inc. (“Ryan Labs” or the “Adviser”), the investment adviser to Ryan Labs Core Bond Fund (the “Fund”), has entered into an agreement with Sun Life Financial Inc. (“Sun Life”) that provides for the acquisition of Ryan Labs by Sun Life (the “Transaction”). Following the consummation of the Transaction, Sun Life Financial (U.S.) Investments, LLC , an indirect wholly-owned subsidiary of Sun Life, will own and control, 100% of the outstanding equity interests of the Adviser.

Sun Life has been operating for 150 years and is a leading international financial services organization providing a diverse range of protection and wealth products and services to individuals and corporate customers. Sun Life and its affiliated companies have operations in key markets worldwide, including Canada, the United States, the United Kingdom, Ireland, Hong Kong, the Philippines, Japan, Indonesia, India, China, Australia, Singapore, Vietnam, Malaysia and Bermuda. As of September 30, 2014 the Sun Life group of companies had total assets under management of $698 billion (CAD).

The Adviser does not expect any interruption of its daily business as a result of the Transaction, its portfolio management team is expected to remain intact and in place and the Transaction will not result in any changes to the Fund’s investment objectives and strategies. Upon closing of the Transaction, Ryan Labs will change its name to Ryan Labs Asset Management Inc. The Adviser also believes that the Transaction will provide it with additional strategic resources and relationships that could broaden the depth and scope of the Adviser’s capabilities.

Although the Adviser believes that the Transaction will not materially affect its services to the Fund, the closing of the Transaction will automatically terminate the Investment Advisory Agreement between the Adviser and Ultimus Managers Trust (the “Trust”), on behalf of the Fund, dated December 29, 2014 (the “Initial Advisory Agreement”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction constitutes an assignment of the Initial Advisory Agreement, and, under the 1940 Act and the terms of the Initial Advisory Agreement, the assignment will automatically terminate the Initial Advisory Agreement.

At an in-person meeting held on February 27, 2015 (the “Special Board Meeting”), the Trust’s Board of Trustees (the “Board”) approved a new investment advisory agreement between the Adviser and the Trust (the “New Advisory Agreement”), which is subject to approval by the shareholders of the Fund. The New Advisory Agreement if approved by the shareholders of the Fund will become effective at the closing of the Transaction.

At the Special Board Meeting, the Board also approved an interim investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Interim Advisory Agreement”). The Interim Advisory Agreement will only become effective if shareholders of the Fund have not approved the New Advisory Agreement prior to the closing of the Transaction. The term of the Interim Advisory Agreement is limited to the earlier of (i) 150 days following the closing of the Transaction and (ii) the date of approval by the Fund’s shareholders of the New Advisory Agreement.

The Board has reviewed the Transaction and based upon the representations from the Advisor believes the Transaction will not negatively affect the Adviser’s services to the Fund. The Board is submitting the New Advisory Agreement to you for your consideration and approval. Under Section 15 of the 1940 Act, you, as a shareholder of the Fund, must approve the New Advisory Agreement in order for the Adviser to continue as the investment adviser to the Fund. The Trust’s Board has approved the New Advisory Agreement and recommends that you approve it. In lieu of a special meeting of the Fund’s shareholders, we are asking you to approve the attached New Advisory Agreement by written consent.

We appreciate your participation and prompt response in this matter and thank you for your continued support. If you have any questions after considering the enclosed materials, please call 1-866-561-3087.

Sincerely,

David R. Carson
President
Ultimus Managers Trust

Please complete, date and sign the enclosed Written Consent, attached as Exhibit B, and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT INFORMATION TO HELP
YOU UNDERSTAND THE PROPOSAL

You should carefully read the entire text of this Written Consent Solicitation. Below is a brief overview of the Written Consent Solicitation.

QUESTIONS AND ANSWERS

Q: What is happening? Why did I get this package of materials?

A: The Fund, in lieu of a special meeting of the Fund’s shareholders, is asking you to approve the New Advisory Agreement by written consent. The Trust’s Board has already approved the New Advisory Agreement, and it is now submitting it to you for your consideration.

Q: What am I being asked to approve?

A: You are being asked to approve the New Advisory Agreement between the Adviser and the Trust, on behalf of the Fund.

Q: Why am I being asked to approve the New Advisory Agreement?

A: On January 23, 2015, the Adviser entered into an Agreement and Plan of Merger with Sun Life under which Sun Life will acquire 100% of the equity interests in the Adviser (the “Transaction”). The Transaction constitutes an assignment of the Initial Advisory Agreement, and, under the 1940 Act and the terms of the Initial Advisory Agreement, the assignment will automatically terminate the Initial Advisory Agreement. Therefore in order for the Adviser to continue serving as the investment adviser to the Fund after the closing of the Transaction, a new investment advisory agreement is needed. The Transaction is expected to close [in early April 2015]. If the closing of the Transaction occurs prior to the approval of the New Advisory Agreement by the Fund’s shareholders, then the Interim Advisory Agreement will become effective upon the closing of the Transaction. Under the 1940 Act, the New Advisory Agreement requires shareholder approval in order to become effective. Therefore, the Board is submitting the New Advisory Agreement for your approval. As a shareholder of the Fund, you are entitled to consider the New Advisory Agreement, and approve or reject it.

Q: Did the Board approve any other related matters at the Special Board Meeting?

A: The Board, after careful consideration, also approved the Interim Advisory Agreement at the Special Board Meeting. The Interim Advisory Agreement will only become effective if shareholders do not approve the New Advisory Agreement prior to the closing of the Transaction. The Interim Advisory Agreement will remain in effect for 150 days or until the New Advisory Agreement is approved by shareholders of the Fund, whichever is sooner.

Q: How does the Board of Trustees of the Trust recommend that I respond with respect to the Proposal?

A: After careful consideration of the New Advisory Agreement, the Board, including all of the independent trustees, recommends that you approve the New Advisory Agreement. The Board unanimously approved the Fund’s New Advisory Agreement and its considerations in approving the New Advisory Agreement is described in this Written Consent Solicitation.

Q: When would the New Advisory Agreement take effect?

A: The New Advisory Agreement would take effect upon the later to occur of the date of approval by the shareholders of the Fund and the closing of the Transaction.

Q: How will the Transaction affect shareholders of the Fund?

A: The Adviser has no present intention to make any material changes in the management of, or the fees charged to, the Fund as a result of the Transaction. The Adviser believes that Sun Life will offer additional resources to the Adviser that may benefit the Fund, including, without limitation, the additional strategic resources and relationships that could broaden the depth and scope of the Adviser’s capabilities.

Q: How does the New Advisory Agreement differ from the Initial Advisory Agreement?

A: The terms and conditions of the New Advisory Agreement are substantially similar to those of the Initial Advisory Agreement, and differ only with respect to the changes described below:

1)	A change in the agreement’s effective date and termination date;

2)
The New Advisory Agreement includes a covenant that is not in the Initial Advisory Agreement pursuant to which the Adviser will agree, in part, that for a period of two years it will not impose an “unfair burden” on the Fund within the meaning of Section 15(f) of the 1940 Act. Under Section 15(f), the term “unfair burden” includes in part any arrangement whereby the Adviser receives any compensation from the fund or its shareholders (other than fees for bona fide investment advisory or other services).

Q: Will the approval of the Fund’s New Advisory Agreement change the management fee or total fees payable under the Fund’s Initial Advisory Agreement?

A: No. The management fee payable to the Adviser for its services under the New Advisory Agreement is computed at the annual rate of 0.40 % of its average daily net assets, which is the same as the management fee paid under the Initial Advisory Agreement. In addition, the Board approved at the Special Board Meeting a new expense limitation agreement between the Adviser and the Trust that is substantially identical to the current expense limitation agreement except that, where term of the current Expense Limitation Agreement expires on March 31, 2017, the term of the new expense limitation agreement expires on the later to occur of March 31, 2017 and two years following the closing of the Transaction.

Q: How will the approval of the New Advisory Agreement change the management of the Fund?

A: It is contemplated that the current management of the Fund will not change with the approval of the New Advisory Agreement. Upon the approval of the New Advisory Agreement, the Fund will continue to be managed by the Adviser and its portfolio management team of Richard Familetti, Michael Donelan, Daniel J. Lucey, Jr., Philip Mendonca, and Matthew Salzillo.

Q: Who is eligible to approve the New Advisory Agreement?

A: Shareholders of record at the close of business on February 27, 2015 are entitled to consider the proposal.

Q: What happens if the New Advisory Agreement is not approved?

A: If the New Advisory Agreement is not approved by the Fund’s shareholders, the Board will take such action as it deems to be in the best interest of the Fund and its shareholders, which may include re-solicitation of shareholders. If the Transaction does not close, then the Initial Advisory Agreement will remain effective.

Q: Who will pay for the Written Consent Solicitation?

A: The Adviser will pay for the expenses associated with this solicitation. The Fund will not bear any of these costs.

Q: Whom should I call for additional information about the Written Consent Solicitation?

A: If you have any questions regarding the Written Consent Solicitation, you can call 1-866-561-3087.

Q: When do I need to respond to the Written Consent Solicitation?

A: The Board is asking shareholders to please return the Written Consent promptly and no later than [March 31, 2015].

ULTIMUS MANAGERS TRUST
RYAN LABS CORE BOND FUND

[March   ], 2015

WRITTEN CONSENT OF SHAREHOLDERS
IN LEIU OF MEETING

This Written Consent Solicitation is being furnished to the shareholders of Ryan Labs Core Bond Fund (the “Fund”) in connection with the approval of a new investment advisory agreement for the Fund (the “New Advisory Agreement”) between Ryan Labs Asset Management, Inc., the investment adviser to the Fund (the “Adviser”), and Ultimus Managers Trust (the “Trust”), on behalf of the Fund. The principal address of the Trust is 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246. This Written Consent Solicitation was first sent to shareholders on or about [March __, 2015]. No other proposals from shareholders are being considered in this Written Solicitation Consent.

The need for approval of the New Advisory Agreement is a result of an Agreement and Plan of Merger (the “Merger Agreement”) whereby Sun Life Financial Inc. (“Sun Life”) will acquire Ryan Labs, Inc. (the “Transaction”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), the closing of the Transaction will automatically terminate the Initial Advisory Agreement.

The full text of the New Advisory Agreement is attached to this Written Consent Solicitation as Exhibit A.

PROPOSAL:	TO APPROVE, WITH RESPECT TO THE FUND, A NEW ADVISORY AGREEMENT WITH THE ADVISER

Background. The Adviser currently provides investment advisory services to the Fund pursuant to an Investment Advisory Agreement that became effective upon the launch of the Fund on December 29, 2014 (the “Initial Advisory Agreement”). The Initial Advisory Agreement was approved by shareholders of the Fund on ______ and has an initial two year term from its effective date.

On January 23, 2015, the Adviser entered into the Merger Agreement with Sun Life. Under the terms of the Merger Agreement, Sun Life will acquire 100% of the equity interests of the Adviser. The Transaction is subject to certain conditions and approvals and is expected to close [in early April 2015]. No changes to the Adviser’s portfolio management team, method of operations or the Adviser’s location are contemplated as a result of the Transaction. Shareholders are not being asked to approve the Transaction. Rather, shareholders are being asked to approve the New Advisory Agreement between the Fund and the Adviser.

Assignment and Termination of the Initial Advisory Agreement. Under 1940 Act, a transaction that results in a change of control or management of an investment adviser results in an “assignment” of any advisory agreement between the adviser and a mutual fund registered under the 1940 Act. The 1940 Act further provides that an investment advisory agreement automatically terminates in the event of its assignment. The closing of the Transaction will result in an “assignment” for purposes of the 1940 Act and the termination of the Initial Advisory Agreement.

Certain Conditions Under the 1940 Act. Under the terms of the Merger, the principals and certain officers of the Adviser will be compensated as part of the Transaction. Section 15(f) of the 1940 Act provides a safe harbor for the receipt by an investment adviser or any of its affiliated persons of any amount or benefit in connection with a transaction involving the assignment of an investment advisory agreement if two conditions are satisfied.

The first condition is that, during the two-year period immediately after the assignment, an “unfair burden” must not be imposed upon the Fund as a result of the Transaction. The term “unfair burden” includes any arrangement whereby the Adviser (or its successor), or any interested person of the Adviser, receives any compensation from the fund or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of the fund’s assets (other than fees for bona fide principal underwriting services). The New Advisory Agreement provides that, for a period of two years, none of the Adviser or its affiliates will cause, and each of the foregoing shall use commercially reasonable efforts to prevent, any affiliate from engaging in or causing, any act, practice, or arrangement that imposes an “unfair burden” on the Fund within the meaning of Section 15(f) of the 1940 Act.

The second condition is that, during the three-year period immediately after the assignment, at least 75% of the Trust’s Board must not be “interested persons” of the investment adviser or predecessor investment adviser within the meaning of the 1940 Act. The current constitution of the Board satisfies the foregoing condition. Under the terms of the New Advisory Agreement, no interested person of the Adviser or its affiliates may serve on the Board during such period if such service would cause this condition to be violated.

New Advisory Agreement. At an in-person meeting of the Board of Trustees of the Trust (the “Board”) held on February 27, 2015 (the “Special Board Meeting”), the New Advisory Agreement was approved by the Board, including a majority of the trustees (individually, a “Trustee” and collectively, the “Trustees”) who are not interested persons, as defined in the 1940 Act (the “Independent Trustees”). The terms and conditions of the New Advisory Agreement are substantially identical to those of the Initial Advisory Agreement, and differ only with respect to the changes described below:

•
A change in the effective date and the termination date. The Initial Advisory Agreement was effective on December 29, 2014 and had an initial term of two years from its effective date. The New Advisory Agreement will have an effective date of the later to occur of the date of approval by the shareholders of the Fund and the closing of the Transaction and will have an initial term of two years.

•	The addition of a covenant to address the provisions of Section 15(f) of the 1940 Act (as discussed above).

If approved by shareholders, the Trust, on behalf of the Fund, will enter into the New Advisory Agreement with the Adviser. As is the case under the Initial Advisory Agreement, under the New Advisory Agreement, the Adviser will manage the investment and reinvestment of assets of the Fund, select the securities to be purchased, retained or sold by the Fund, and, upon making any purchase or sale decision, place orders for the execution of such portfolio transactions, each in accordance with the investment objectives, policies and restrictions of the Fund and the 1940 Act and its rules; and under the supervision of the Board, and pursuant to specific instructions that Board may adopt and communicate to the Adviser. Under the New Advisory Agreement, the Adviser will receive from the Fund a fee, computed and accrued daily and paid monthly, at an annual rate of 0.40% of the average daily net assets of such Fund, which is the same as the management fee payable under the Initial Advisory Agreement. Because the Fund only recently commenced operations, it has not yet completed its initial fiscal year. As of the date of this Written Consent Solicitation, the Adviser has waived all of its management fees since inception of the Fund in accordance with an expense limitation agreement as further discussed below.

The New Advisory Agreement will become effective upon the approval of the shareholders and the closing of the Transaction. The New Advisory Agreement will remain in force for an initial term of two years, and from year to year thereafter, subject to annual approval by (a) the Board, including a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on the continuance, or (2) a vote of a majority of the outstanding shares of the Fund (as defined in the 1940 Act). As is the case under the Initial Advisory Agreement, under the terms of the New Advisory Agreement, the Board, the Fund’s shareholders, or the Adviser may terminate the agreement at any time, on 60 days’ written notice, without the payment of any penalty. The New Advisory Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder.

As is the case under the Initial Advisory Agreement,, the New Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which the agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligation and duties under the agreement.

The New Advisory Agreement is attached as Exhibit A. The descriptions of the New Advisory Agreement set forth in this Written Consent Solicitation are qualified in their entirety by reference to Exhibit A.

Interim Advisory Agreement. At the Special Board Meeting, the Board also approved an Interim Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund (the “Interim Advisory Agreement”) that will become effective only if the New Advisory Agreement is not approved by shareholders of the Fund prior to the closing of the Transaction. The Interim Advisory Agreement was approved by the Board, including a majority of the Independent Trustees. The Interim Advisory Agreement provides that for up to 150 days following the closing of the Transaction, the Adviser will serve as the investment adviser to the Fund. The terms of the Interim Advisory Agreement are identical to those of the Initial Advisory Agreement except for certain provisions that are required by law and the term of the Interim Advisory Agreement. The provisions required by law include a requirement that the fees payable under the Interim Advisory Agreement be paid into an escrow account. If the Fund’s shareholders approve the New Advisory Agreement prior to the end of the 150-day period, the compensation (plus interest) payable under the Interim Advisory Agreement will be paid to the Adviser. If the New Advisory Agreement is not approved by the Fund’s shareholders, only the lesser of the costs incurred (plus interest) or the amount in the escrow account (plus interest) will be paid to the Adviser.

Expense Limitation Agreement. In addition, at the Special Board Meeting, the Board approved a new expense limitation agreement (the “New Expense Limitation Agreement”) which is identical to the terms of the existing expense limitation agreement between Trust, on behalf of the Fund, and the Adviser (the “Current Expense Limitation Agreement”), except that the New Expense Limitation Agreement will expire on the date that is two years from the date of the closing of the Transaction or March 31, 2017, whichever is later. The term of the Current Expense Limitation Agreement expires on March 31, 2017.

Under the New Expense Limitation Agreement, the Adviser has agreed to reduce its management fees and reimburse other expenses to the extent necessary to limit total annual fund operating expenses (exclusive of brokerage transaction costs and commissions; taxes; interest; costs related to any securities lending program; transaction charges and interest on borrowed money; acquired fund fees and expenses; distribution and/or shareholder servicing fees, including, without limitation, any amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act; extraordinary expenses such as litigation and merger or reorganization costs; proxy solicitation and liquidation costs; indemnification payments to Fund service providers, including, without limitation, the Adviser; other expenses not incurred in the ordinary course of the Fund’s business; and any other expenses the exclusion of which may from time to time be deemed appropriate as an excludable expense and specifically approved by the Trustees of the Trust) to an amount not exceeding 0.40% of the Fund’s average daily net assets. Management Fee reductions and expense reimbursements by the Adviser are subject to repayment by the Fund for a period of 3 years after such fees and expenses were incurred, provided that the repayments do not cause the Fund’s total annual fund operating expenses to exceed (i) the expense limitation then in effect, if any, and (ii) the expense limitation in effect at the time the expenses to be repaid were incurred. Prior to March 31, 2017, the New Expense Limitation Agreement may be modified or terminated only with the approval of the Board of Trustees. However, the Adviser reserves the right to terminate this agreement if the Board of Trustees approves an increase in fees payable by the Fund to its administrator, transfer agent or fund accounting agent during the term of the agreement.

Conditions to Closing of the Transaction. As set forth in the Merger Agreement, the closing of the Transaction is subject to certain terms and conditions, including, without limitation, the expiration of certain notice periods relating to the seeking of consent from advisory clients of the Advisor.

Information Concerning Sun Life. Sun Life is a publicly traded company domiciled in Canada having a principal office at 150 King Street West, Toronto, Ontario, Canada, M5H 1J9. Its U.S. operations are located in Wellesley Hills, MA, near Boston MA. Following the consummation of the Transaction, Sun Life Financial (U.S.) Investments, LLC will own and control, 100% of the outstanding equity interests of the Adviser. Sun Life Financial (U.S.) Investments, LLC is a wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc, who is wholly owned by Sun Life Assurance Company of Canada. Sun Life Assurance Company of Canada is a wholly-owned subsidiary of Sun Life Global Investments, Inc., who is wholly owned by Sun Life Financial, Inc., with its principal place of business at 150 King Street West, Toronto, Ontario, Canada, M5H 1J9.

Evaluation by the Board of Trustees. At the Special Board Meeting, the Adviser and Sun Life presented the terms of the Transaction, including the proposed terms of the acquisition of all of the equity interests of the Adviser by Sun Life. For this meeting, the Board requested and received information from the Adviser regarding itself, Sun Life and the Transaction, which the Trustees believed was reasonably necessary to understand the Transaction and the terms of the New Advisory Agreement, including whether approving the New Advisory Agreement is in the best interests of the Fund and its shareholders. The Board discussed these matters with the Adviser, including, without limitation, the potential benefits the Adviser would receive from Sun Life’s resources, relationships and experience investing in investment management firms, and the potential benefits from the Transaction for the Fund. As part of the discussion, the Adviser represented that no changes were anticipated in the Adviser’s operations, portfolio management team or management of the Fund as a result of the Transaction. At the Special Board Meeting, the Board reviewed and considered the information and materials provided by the Adviser regarding the Transaction and considered the proposed New Advisory Agreement. Following presentations by the Adviser, and after consultation by the Independent Trustees with their independent counsel, the Board, with the Independent Trustees voting separately, unanimously approved the New Advisory Agreement and recommended approval of the New Advisory Agreement to the Fund's shareholders.

In determining whether to approve the New Advisory Agreement, the Trustees considered, among other things: (1) the nature, extent and quality of the services to be provided by the Adviser; (2) the investment performance of the Fund and the Adviser, (3) the costs of the services to be provided and profits to be realized by the Adviser from the relationship with the Fund; (4) the extent to which economies of scale would be realized as the Fund grows and whether management fee levels reflect these economies of scale for the benefit of the Fund’s investors; and (5) the likely effects of the Transaction on the Fund and its shareholders. Throughout this process, the Independent Trustees were advised and supported by independent counsel who is experienced in the 1940 Act and other securities law matters.

At the Special Board Meeting, the Board noted that, at a meeting of the Board held on October 20-21, 2014, it had initially approved the Initial Advisory Agreement and, in connection therewith, engaged in the same evaluation process of the Initial Advisory Agreement as was now required with respect to the New Advisory Agreement. The Ryan Labs represented to the Board that there had been no material changes or developments relating to it since the approval of the Initial Advisory Agreement, other than changes subsequently reported to the Board. In light of the proximity of the Board’s consideration of the approval of the Initial Advisory Agreement and its ongoing oversight of the Adviser, the Board determined to reconfirm its previous considerations and determinations regarding the Adviser instead of reviewing in toto all aspects of the Advisor. Thus, in considering whether to approve the New Advisory Agreement, the Board focused primarily on the effect that the Transaction would likely have on the Adviser, the Fund and the Fund’s shareholders.

As noted above, in deciding on whether to approve the New Advisory Agreement, the Board considered numerous factors, including:

(i)
The nature, extent, and quality of the services provided by the Adviser. The Board considered the responsibilities the Adviser would have under the New Advisory Agreement. The Board noted that the Adviser’s responsibilities would remain the same as under the Initial Advisory Agreement. Accordingly, the Board reviewed the services being provided by the Adviser to the Fund including, without limitation, its investment advisory services since the Fund’s inception, its coordination of services for the Fund by the Fund’s service providers, its compliance procedures and practices, and its efforts to promote the Fund. The Board also considered representations by the Adviser that the Transaction would not result in any adverse impact or changes to the management of the Fund or the personnel of the Adviser involved in the management of the Fund. After reviewing the foregoing information and the materials provided to the Board by the Adviser (including descriptions of the Adviser’s business, the Transaction, the Adviser’s Form ADV and the Form ADVs of Sun Life’s registered investment adviser affiliates), the Board concluded that the quality, extent, and nature of the services provided by the Adviser are satisfactory and adequate for the Fund.

(ii)
The investment performance of the Fund and Adviser. The Board compared the performance of the Fund with the performance of benchmark indices. In this regard, among other things, the Board noted that the Fund only had a very short operating history to date, but was performing competitively against its benchmark and peers. The Board also considered the consistency of the Adviser’s management of the Fund with the Fund’s investment objective and policies. Following discussion of the investment performance of the Fund, the Adviser’s experience in managing the Fund and separate accounts, the Adviser’s historical investment performance and other factors, the Board concluded that the investment performance of the Fund and the Adviser has been satisfactory.

(iii)
The costs of the services to be provided and profits to be realized by the Adviser from its relationship with the Fund. The Board considered the Adviser’s staffing, personnel, and operations; the Adviser’s compliance policies and procedures; the financial condition of the Adviser and Sun Life, and each entity’s level of commitment to the Fund and the Adviser’s business; the asset levels of the Fund; the Adviser’s prior payment of startup costs for the Fund, the growth of the Fund; and the overall expenses of the Fund, including certain fee waivers and expense reimbursements by the Adviser on behalf of the Fund under the Initial Expense Limitation Agreement. The Board also considered representations by the Adviser that the Transaction would not result in any adverse impact or changes to the staffing, personnel or operations of the Adviser. The Board also considered that the aggregate fees charged to the Fund under the New Advisory Agreement and New Expense Limitation Agreement would be the same as those charged under the Initial Advisory Agreement and Current Expense Limitation Agreement.

The Board considered the Adviser’s profitability, taking into account the extent to which the Fund generates revenue and profits for the Adviser. Finally, the Board considered the impact, or potential impact, of the Transaction on the Adviser’s profitability and potential profitability.

The Board also considered potential benefits to the Adviser other than management fees from managing the Fund, including promotion of the Adviser’s name.

Following these comparisons and upon further consideration and discussion of the foregoing, the Board concluded that the fees paid to the Adviser by the Fund under the New Advisory Agreement are appropriate and within the range of fees that would have been negotiated at arm’s length.

(iv)
The extent to which economies of scale would be realized as the Fund grows and whether management fee levels reflect these economies of scale for the benefit of the Fund’s investors. The Board considered that the Fund’s fee arrangement with the Adviser involve both a management fee and an expense limitation agreement. The Board determined that, because the proposed advisory fee is flat and equals the expense limit, the shareholders of the Fund benefit from the Current Expense Limitation Agreement and would continue to benefit under the New Expense Limitation Agreement. The Board noted that the Fund has the potential to benefit from economies of scale under its agreements with its other service providers. Following further discussion of the Fund’s asset levels, expectations for growth and levels of fees, the Board determined that the Fund’s fee arrangement with the Adviser continues to provide benefits through the New Expense Limitation Agreement, and that, at the Fund’s current and projected asset levels for the next two years, the Fund’s arrangements with the Adviser are fair and reasonable.

(v)
The likely effects of the Transaction on the Fund and its shareholders. The Board considered the history, reputation, qualifications and background of the Adviser and Sun Life and their respective financial conditions, as well as the qualifications of their personnel. The Board also considered the potential resources of Sun Life that may benefit the Adviser as a result of the Transaction. The Board noted that Sun Life offers strategic resources and a significant network of contacts to its portfolio of companies, and that the additional resources could expand the extent and quality of services provided to the Fund by the Adviser.

The Board also noted (i) that the Transaction would likely benefit the Adviser and the Fund by preserving the Adviser’s independent management structure and portfolio management style, while providing stability, strengthening the Adviser’s balance sheet, and increasing resources for the Adviser’s operations; (ii) that the Advisor represented that the Transaction should not materially affect the Adviser’s operations or the level or quality of advisory services provided to the Fund; (iii) that the Advisor represented that the same personnel of the Adviser who currently provide services to the Fund will continue to do so upon the closing of the Transaction; (iv) the commitment of the Adviser to continue to pay or reimburse the Fund for the expenses as provided in the New Expense Limitation Agreement; (v) the Adviser’s agreement to indemnify the Fund with respect to certain aspects of the Transaction and the information provided for this Written Consent Solicitation and pay for the Fund’s costs and expenses incurred in connection with the Transaction; and (vi) that based upon the representations and agreements from the Adviser, the Fund will not be subject to any “unfair burden” as a result of the Transaction within the meaning of Section 15(f) under the 1940 Act.

The Trustees also determined that the scope, quality, and nature of services, to be provided by the Adviser, and the fees to be paid to the Adviser, under the New Advisory Agreement will be substantially identical to the services and fees under the Initial Advisory Agreement. Following its consideration of all of the foregoing, the Board, including a majority of the Independent Trustees voting separately, unanimously approved the New Advisory Agreement and recommended approval of the New Advisory Agreement by shareholders of the Fund. No single factor was considered in isolation or to be determinative to the decision of the Trustees to approve the New Advisory Agreement and recommend approval to the Fund’s shareholders. Rather, the Trustees concluded, in light of their weighing and balancing all factors, that approval of the New Advisory Agreement was in the best interests of the Fund and its shareholders.

To ensure continuity of advisory services, the Board, including the Independent Trustees, also unanimously approved the Interim Advisory Agreement. If necessary, the Interim Advisory Agreement will take effect upon the closing of the Transaction with respect to the Fund, if shareholders of the Fund have not yet approved the New Advisory Agreement. The terms of the Interim Advisory Agreement are substantially identical to those of the Initial Advisory Agreement and the New Advisory Agreement, except the duration of the Interim Advisory Agreement is limited and the fees paid under the Interim Advisory Agreement will be escrowed, all as described above.

The Board of Trustees recommends that shareholders of the Fund approve the New Advisory Agreement.

SHAREHOLDER APPROVAL

The vote of a majority of the outstanding shares of the Fund is required for approval of the New Advisory Agreement. The vote of a majority of the outstanding shares of the Fund means the vote of 50% of the outstanding shares of the Fund.

OUTSTANDING SHARES

Record Date. The Board fixed the close of business on February 27, 2015 (the “Record Date”) as the record date for the determination of shareholders of the Fund entitled to receive the Written Consent Solicitation. The Fund offers one class of shares. As of the Record Date, there were 1,845,749.913 shares of beneficial interest of the Fund outstanding.

5% Shareholders. As of the Record Date, the following shareholder owned of record more than 5% of the outstanding shares of beneficial interest of the Fund. No other person owned of record and, according to information available to the Trust, no other person owned beneficially, 5% or more of the outstanding shares of the Fund on the Record Date.

Name and Address of Record Owner	Amount and Nature of Ownership	Percentage Ownership
Ryan Labs Core Bond Fund
TRIMET DB RET PLAN 1800 SW 1ST AVE, STE 300 PORTLAND, OR 97201	Record Owner of 1,845,649.521 shares	99.99%

ADDITIONAL INFORMATION ON THE OPERATION OF THE FUND

Investment Adviser.

Ryan Labs serves as investment adviser to the Fund. The principal place of business of Ryan Labs is 500 Fifth Avenue, Suite 2520, New York, New York 10110. Upon the approval of the New Advisory Agreement, the Fund will continue to be managed by the Adviser and its portfolio management team is expected to continue to be Richard Familetti, Michael Donelan, Daniel J. Lucey, Jr., Philip Mendonca, and Matthew Salzillo.

Following the consummation of the Transaction, Sun Life Financial (U.S.) Investments, LLC will own and control, 100% of the outstanding equity interests of the Adviser. Sun Life Financial (U.S.) Investments, LLC is a wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc., which is wholly owned by Sun Life Assurance Company of Canada. Sun Life Assurance Company of Canada is a wholly-owned subsidiary of Sun Life Global Investments, Inc., who is wholly owned by Sun Life Financial, Inc., with its principal place of business at 150 King Street West, Toronto, Ontario, Canada, M5H 1J9.

The following is a list of the current executive officers of the Adviser, and their current positions with the Fund, if any:

Name	Position with Adviser	Position with the Fund
F. Harlan Batrus	Chairman	None
Sean F. McShea	President, Chief Executive Officer, and Chief Compliance Officer	None
Richard Familetti	Director of Asset Management	None
Tom Keresztes	Chief Operating Officer	None

The address for each of the Ryan Labs officers is 500 Fifth Avenue, Suite 2520, New York, New York 10110.

F. Harlan Batrus currently owns a controlling interest in the Adviser and serves as its Chairman. Upon closing of the Transaction, Mr. Batrus will resign as Chairman of the Adviser but will remain an employee of the Adviser. In addition, upon closing of the Transaction Ryan Labs will change its name to Ryan Labs Asset Management Inc. The Adviser’s address after the closing shall remain at 500 Fifth Avenue, Suite 2520, New York, New York 10110.

Because the Fund has only recently commenced operations, there is no financial information included in this Written Consent Solicitation.

Principal Underwriter. Ultimus Fund Distributors, LLC (the “Underwriter”) serves as the Fund’s principal underwriter and, as such, is the exclusive agent for distribution of the Fund’s shares. The Underwriter is obligated to sell shares of the Fund on a best efforts basis only against purchase orders for the shares. Shares of the Fund are offered to the public on a continuous basis. The Underwriter is located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

Administration and Other Services. Ultimus Fund Solutions, LLC (“Ultimus”) provides administrative services, accounting and pricing services, and transfer agent and shareholder services to the Fund. Ultimus is located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

Annual and Semiannual Reports.

The Fund will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report succeeding such Annual Report, if any, upon request. The Fund, which began operations on December 29, 2014, has not completed a semi-annual or annual period, and therefore the related reports are not expected until after May 31, 2015 and November 30, 2015, respectively. Once available, you may request the annual or semi-annual report by calling at 1-866-561-3087, or writing to Frank L. Newbauer, Secretary, Ultimus Managers Trust, P.O. Box 46707, Cincinnati, Ohio 45246-0707.

OTHER MATTERS

Shareholder Proposals. As an Ohio business trust, the Trust does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board does not believe a formal process for shareholders to send communications to it is appropriate due to the infrequency of shareholder communications to the Board. As of the date of this Written Consent Solicitation, the Trust has not received any shareholder proposals. Annual meetings of shareholders of the Fund are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Frank L. Newbauer, Secretary of the Trust, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

Shareholder Communications with Trustees. Shareholders who wish to communicate with the Board or individual Trustees should write to the Board or the particular Trustee in care of the Fund, at the offices of the Trust as set forth below. All communications will be forwarded directly to the Board or the individual Trustee.

Shareholders also have an opportunity to communicate with the Board at shareholder meetings. The Trust does not have a policy requiring Trustees to attend shareholder meetings.

Written Consent Delivery. The Trust may only send one Written Consent Solicitation to shareholders who share the same address, unless the Trust has received different instructions from one or more of the shareholders. The Fund will deliver promptly to a shareholder, upon oral or written request, a separate copy of the Written Consent Solicitation to a shared address to which a single copy of this Written Consent Solicitation was delivered. By calling or writing the Fund, a shareholder may request separate copies of future Written Consent Solicitations, or if the shareholder is receiving multiple copies of the Written Consent Solicitation now, may request a single copy in the future. To request a paper or email copy of the Written Consent Solicitation at no charge, or to make any of the aforementioned requests, write to Ryan Labs Core Bond Fund, P.O. Box 46707, Cincinnati, Ohio 45246-0707, or call the Fund toll-free at 1-866-561-3087 or email the Fund at fundinfo@ultimus.com.

Written Consent Response Date. The Board is asking that shareholders please return the Written Consent promptly and on or before [March 31, 2015].

By Order of the Board of Trustees,

Secretary
Frank L. Newbauer

Date: [March __], 2015

Please complete, date and sign the enclosed Written Consent, attached as Exhibit B, and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A: FORM OF NEW ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (the “Agreement”) is made and entered into effective as of  _______________, 2015, by and between Ultimus Managers Trust, an Ohio business trust (the “Trust”) on behalf of each series of the Trust set forth on Schedule A attached hereto (individually the “Fund” and collectively the “Funds”), a series of shares of the Trust, and Ryan Labs Asset Management, Inc., a Delaware corporation (the “Adviser”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio, including, the Fund; and

WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of the Fund, and to have that investment adviser provide or perform for the Fund the services set forth in this Agreement; and

WHEREAS, the Adviser is registered with the Securities and Exchange Commission (the “SEC”) as an investment advisor under the Investment Advisers Act of 1940 (“Advisers Act”), and engages in the business of asset management and is willing to furnish such services to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

1.            Employment of the Adviser. The Trust hereby employs the Adviser to invest and reinvest the assets of the Fund in the manner set forth in Section 2 of this Agreement subject to the supervision of the Board of Trustees of the Trust (“Trustees”), for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2.            Obligations of Investment Adviser

(a)                Services. The Adviser, shall have the authority to, and agrees to perform the following services (the “Services”) for the Trust:

(1)            manage the investment and reinvestment of the assets of the Fund;

(2)            continuously review, supervise, and administer the investment program of the Fund;

(3)            determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

(4)            provide the Trust and the Fund with records concerning the Adviser’s activities under this Agreement which the Trust and the Fund are required to maintain;

(5)            exercise whatever powers the Fund may possess with respect to any of the assets of the Fund, including but not limited to the right to vote proxies, exercise rights, options, warrants, conversion and redemption privileges, and to tender securities pursuant to a tender offer.

(6)            render regular reports to the Trust’s Trustees and officers concerning the Adviser’s discharge of the foregoing responsibilities; and

(7)            perform such other services as agreed by the Adviser and the Trust from time to time.

The Adviser shall discharge the foregoing responsibilities subject to the supervision and overview of the Trustees and in compliance with (i) such policies as the Trustees may from time to time establish; (ii) the Fund’s objectives, policies, and limitations as set forth in its prospectus (“Prospectus”) and statement of additional information (“Statement of Additional Information”), as the same may be amended from time to time; and (iii) with all applicable laws and regulations. The Trust shall provide the Adviser with drafts of any (1) amendments to the Prospectus and Statement of Additional Information that relate to changes in the Fund’s objectives, policies, and limitations or the Adviser’s services under this Agreement and (2) marketing materials relating to the Fund. The Adviser shall have an opportunity to comment on the drafts. All Services to be furnished by the Adviser under this Agreement may be furnished through any directors, officers or employees of the Adviser or through such other parties as the Adviser may determine from time to time.

(b)            Expenses and Personnel. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required to perform the Services on the terms and for the compensation provided herein. Subject to the Adviser’s consent, the Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by the Adviser in this Agreement or any expense limitation agreement with the Trust, and except to the extent required by law to be paid by the Adviser, the Adviser shall have no duty to pay and the Trust shall pay all costs and expenses in connection with its operation including, but not limited to, compensation of Trustees who are not affiliated with the Adviser; brokerage commissions and other transaction charges; taxes; legal; auditing, printing or governmental fees; other service providers’ fees and expenses; expenses of issue, sale, redemption, and repurchase of shares; expenses of registering and qualifying shares for sale; expenses related to board and shareholder meetings; the costs of preparing and distributing reports and notices to shareholders; interest payments and other fees and charges associated with any credit facilities established by or on behalf of the Fund; trade association membership dues; insurance premiums; and extraordinary expenses.

(c)            Books and Records. All books and records prepared and maintained by the Adviser for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Adviser shall surrender to the Trust and the Fund such of the books and records so requested.

3.                Fund Transactions. (a) The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for Fund transactions, which is a combination of price, quality of execution and other factors. The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients. The Adviser will promptly communicate to the Trustees and the officers of the Trust such information relating to portfolio transactions as they may reasonably request.

(b) When the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as its other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the Fund’s order with the orders of such other clients to obtain a favorable execution and brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

4.               Compensation of the Adviser. As compensation for the services that the Adviser is to provide or cause to be provided pursuant to Paragraph 2, the Fund shall pay to the Adviser an annual fee, computed and accrued daily and paid in arrears monthly, at the rate set forth on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month. If the Adviser shall so request in writing, with the approval of the Trustees, some or all of such fee shall be paid directly to a sub-adviser. The fee for any partial month under this Agreement shall be calculated on a proportionate basis based on the proportion that the period from the beginning of such month to the date of termination bears to the full month in which the termination occurs.

5.               Status of Investment Adviser. The services of the Adviser to the Trust and the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its Services to the Trust and the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6.              Permissible Interests. Trustees, agents, and stockholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Adviser are or may be interested in the Trust as Trustees, stockholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

7.              Limits of Liability; Indemnification. The Adviser assumes no responsibility under this Agreement other than to render the Services called for hereunder. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Act) or a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard on its part in the performance of, or from reckless disregard by it of its obligations and duties under this Agreement (the “Standard of Care”). It is agreed that the Adviser shall have no responsibility or liability for (a) the accuracy or completeness of the Trust’s registration statement under the Act or the Securities Act of 1933, as amended (“1933 Act”), except for information supplied in writing by the Adviser for inclusion therein; or (b) for the actions or inaction of any other service provider to the Fund, unless such action or inaction is due to a violation of the Standard of Care by the Adviser. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust’s Declaration of Trust, a copy of which is on file with the Secretary of the State of Ohio. Notice is hereby given that this instrument is executed on behalf of the Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Fund, that Fund), and the Adviser shall look only to the assets of the Trust, or the particular Fund, for the satisfaction of such obligations or any liability arising in connection therewith, and no other series of the Trust shall incur any liability or obligation in connection therewith.

8.               Term. This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a)            the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice of a decision to terminate this Agreement by (i) the Trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

(b)            the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder);

(c)            the Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust and the Fund; and

(d)            the terms of paragraph 7 of this Agreement shall survive the termination of this Agreement.

9.               Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, to the extent required by law, no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities.

10.            Applicable Law. This Agreement shall be construed in accordance with, and governed by, the substantive laws of the State of Ohio without regard to the principles of the conflict of laws or the choice of laws.

11.            Covenants, Representations, and Warranties.

(a)	Covenants, Representations, and Warranties of the Adviser.

(1)	General. The Adviser hereby represents and warrants to the Trust as follows: (i) the Adviser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(2)	Section 15(f). In accordance with Section 15(f) of the 1940 Act, the Adviser covenants as follows: (i) for a period of three years after the effective date of this Agreement, none of the Adviser or its Affiliates shall cause, and each shall use commercially reasonable efforts to prevent, any “interested person” of the Adviser or its Affiliates, as such term is defined in the 1940 Act, to become a trustee of the Trust or any Fund unless, taking into account such interested person, at least 75 percent of the Trustees are not interested persons of the Trust or any Fund, and (ii) for a period of two years following the effective date of this Agreement, none of the Adviser or its Affiliates will cause, and each of the foregoing shall use commercially reasonable efforts to prevent, any Affiliate from engaging in or causing, any act, practice, or arrangement that imposes an “unfair burden” on the Fund within the meaning of Section 15(f) of the 1940 Act; provided, however, that if the Trust or Adviser shall have obtained an order from the SEC exempting it from the provisions of Section 15(f), then this covenant shall be deemed to be modified to the extent necessary to permit the applicable Party to act in a manner consistent with such exemptive order or legal opinion.

(b)            Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a business trust under the laws of the State of Ohio and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the SEC under the Act; (iii) shares of the Fund are registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

12.            Structure of Agreement. The Trust is entering into this Agreement solely on behalf of the Fund or Funds named herein individually and not jointly. Notwithstanding any to the contrary in this Agreement, no breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

13.            Compliance Procedures. The Adviser will, in accordance with Rule 206(4)-7 of the Advisers Act, adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act and will provide the Trust with copies of such written policies and procedures upon request.

14.      Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

15.            Notice. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Ultimus Managers Trust at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attention: David R. Carson, or to such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to Ryan Labs Asset Management, Inc., 500 Fifth Avenue, Suite 2520, New York, New York 10110, Attention: President, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be deemed received when delivered in person or within four (4) days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested or upon receipt of proof of delivery when sent by overnight mail or overnight courier, addressed as stated above.

16.            Ryan Labs Name. The Trust agrees that the name “Ryan Labs” or any derivative thereof or logo associated with that name and other service marks and trademarks owned by the Adviser or its affiliates are the valuable property of the Adviser and that the Trust and/or the Fund may use such names (or derivatives or logos) only as permitted by the Adviser. The Adviser hereby grants to the Trust a royalty fee limited license to use the name “Ryan Labs” and any derivative thereof or logo associated with the name as the name of the Fund and the name of the classes of shares of such Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

ULTIMUS MANAGERS TRUST, on behalf of the Fund listed on Schedule A		RYAN LABS ASSET MANAGEMENT, INC.

By:		By:
Name:	David R. Carson	Name:	Sean F. McShea
Title:	President	Title:	President

SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
ULTIMUS MANAGERS TRUST
AND
RYAN LABS ASSET MANAGEMENT

Name of Fund	Fee*
Ryan Labs Core Bond Fund	0.40%

* As a percent of average daily net assets.

EXHIBIT B

ULTIMUS MANAGERS TRUST

RYAN LABS CORE BOND FUND

WRITTEN CONSENT TO ACTION WITHOUT A MEETING

March ___, 2015

The undersigned, being a shareholder of the Ryan Labs Core Bond Fund (the “Fund”), a series of the Ultimus Managers Trust (the “Trust”), an Ohio business trust, and acting in accordance with applicable law and in lieu of a meeting, does hereby take and approve the following action by written consent:

WHEREAS, Ryan Labs Asset Management, Inc., the investment adviser to the Fund (the “Adviser”) has entered into an agreement with Sun Life Financial Inc. (“Sun Life”) that provides for the acquisition of the Adviser by Sun Life (the “Transaction”) and the closing of the Transaction will automatically terminate the Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund;

WHEREAS, the Trust’s Board of Trustees (the “Board”) has approved a new investment advisory agreement by and between the Adviser and the Trust, on behalf of the Fund (the “New Advisory Agreement”);

WHEREAS, under the Investment Company Act of 1940, as amended, the New Advisory Agreement is subject to approval by the shareholders of the Fund;

WHEREAS, the Board has delivered to the undersigned a Written Consent Solicitation of Shareholders in Lieu of a Meeting (the “Solicitation”), which includes, without limitation, descriptions of the Transaction, the New Advisory Agreement and the Board’s considerations and determinations in connection with their approval of the New Advisory Agreement; and

WHEREAS, the undersigned, after receiving and carefully reviewing the Solicitation, and having sufficient opportunity to ask questions of the officers of the Trust regarding the Transaction, the New Advisory Agreement and the Solicitation, desires to approve the New Advisory Agreement;

NOW THEREFORE, BE IT RESOLVED, that the undersigned hereby approves the New Advisory Agreement in the form presented in the Solicitation.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent effective as of the date first above-written. The executed copy of this Written Consent shall be filed with the records of the Trust.

Name of Shareholder of Record:
Authorized Signatory:
Print Name:
Title: